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                                     EXHIBIT 23.1

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                          CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement on Form S-8 of Summit Design, Inc. of our report dated February 3, 1999 relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated February 3, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


                                   /s/ PRICEWATERHOUSECOOPERS L.L.P.

PricewaterhouseCoopers L.L.P.
Portland Oregon
August 4, 1999